EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Hyde Athletic Industries, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-80726) of our report dated March 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Hyde Athletic Industries, Inc. and Subsidiaries as of January 3, 1997 and January 5, 1996 and for the years ended January 3, 1997, January 5, 1996 and December 30, 1994 which report is included in this Annual Report on Form 10-K.




                                             Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 2, 1997